                                                                     EXHIBIT 4.3

                                                                  EXECUTION COPY

                 SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT (this "Second Amendment") dated as of June 30, 2006 between FULTON FINANCIAL CORPORATION, a Pennsylvania corporation (the "Borrower"), and SUNTRUST BANK, a Georgia banking corporation (the "Lender").

                                   WITNESSETH:

     WHEREAS, the Borrower and the Lender have entered into that certain Revolving Credit Agreement dated as of July 12, 2004 pursuant to which the Lender has established a two year $50,000,000 committed line of credit for loans (as so amended, the "Credit Agreement");

     WHEREAS, the Borrower and the Lender amended the Agreement pursuant to the First Amendment to Revolving Credit Agreement dated as of August 31, 2005 (the "First Amendment"), pursuant to which, inter alia, the Commitment Termination Date was extended to September 30, 2007; and

     WHEREAS, the Borrower and the Lender have agreed, on the terms and conditions as hereinafter set forth, to amend the Credit Agreement to increase the amount of the Revolving Commitment from $50,000,000 to $100,000,000 and to make other changes as hereinafter set forth;

     NOW, THEREFORE, for and in consideration of the mutual premises, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Agreement.

Section 2. Amendments to Credit Agreement. The Credit Agreement is hereby amended by:

          A. Section 1.1 is hereby amended by deleting the existing definition of "Revolving Commitment" and substituting the following therefor:

          "REVOLVING COMMITMENT" shall mean the obligation of the Lender to make Revolving Loans to the Borrower in an aggregate principal amount not exceeding One Hundred Million Dollars ($100,000,000).

          B. Section 2.3 is hereby amended by deleting clause (a) in its entirety.

Section 3. Conditions Precedent. This Second Amendment shall become effective upon the receipt by the Lender of the following documents in form and substance reasonably satisfactory to the Lender:

     (a)  this Second Amendment duly executed by the Borrower;

     (b) a duly executed Amended and Restated Revolving Credit Note in the principal amount of $100,000,000;

     (c) a certificate of the Secretary or an Assistant Secretary of the Borrower, attaching and certifying the resolution of its board of directors authorizing the execution, delivery and performance of this Second Amendment and the Amended and Restated Revolving Credit Note and certifying the name, title and true signature of each officer of the Borrower authorized to execute such Loan Documents;

     (d) certificates of good standing as may be available from the Secretary of State of the jurisdiction of incorporation of the Borrower, Fulton Bank and FFC Management, Inc.;

     (e) a favorable written opinion of the General Counsel of the Borrower, addressed to the Lender and covering such matters relating to the Borrower, this Second Amendment and the Amended and Restated Revolving Credit Note as the Lender shall reasonably request; and

     (f)  the payment of a closing fee equal to $25,000 in accordance with
          Section 2.6(b).

Section 4. Status of Obligations. The Borrower hereby confirms and agrees that all Revolving Loans and all other Obligations outstanding under the Credit Agreement and the other Loan Documents as of the date hereof were duly and validly created and incurred by the Borrower thereunder, that all such outstanding amounts are owed in accordance with the terms of the Credit Agreement and other Loan Documents, and that there are no rights of offset, defense, counterclaim, claim or objection in favor of the Borrower arising out of or with respect to any of the Revolving Loans or other Obligations of the Borrower to the Lender, and any such rights of offset, defense, counterclaim, claims or objections have been and are hereby waived and released by the Borrower.

Section 5. Representations and Warranties. The Borrower represents and warrants, on and as of the date of this Second Amendment, that:

     (a) The execution and delivery by Borrower of this Second Amendment and the Amended and Restated Revolving Credit Note are within the corporate authority of Borrower, have been duly authorized by all requisite shareholder and corporate action on the part of Borrower and do not and will not (i) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the organizational papers or by-laws of Borrower, or any indenture, material agreement or other material instrument to which Borrower is a party or by which Borrower or any of its properties is bound, or (ii) be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, material agreement or other material instrument. Each of this Second Amendment and the Amended and Restated Revolving Credit Note has been duly executed by the Borrower.

     (b) The Agreement, as amended by this Second Amendment, remains in full force and effect, and both the Agreement, as amended by this Second Amendment, and the Amended and Restated Revolving Credit Note constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditor's rights.

     (c) No Default or Event of Default is outstanding both before and after giving effect to this Second Amendment.

     (d) The representations and warranties of Borrower contained in the Credit Agreement are true and accurate on and as of the date of this Second Amendment, except for changes expressly permitted under the terms of the Credit Agreement and except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and accurate as of such earlier date).

     (e) Since December 31, 2005, there have been no events, acts, conditions or occurrences of whatever nature, singly or in the aggregate, which have had, or could reasonably be expected to have, a Material Adverse Effect.

Section 6. Survival. Each of the foregoing representations and warranties shall be made at and as of the date of this Second Amendment and shall be deemed to have been made as of the date hereof. Each of the foregoing representations and warranties shall constitute a representation and warranty of the Borrower under the Credit Agreement, and it shall be an Event of Default if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time when made or deemed to have been made. Each of the foregoing representations and warranties shall survive and not be waived by the execution and delivery of this Second Amendment or any investigation by the Lender.

Section 7. Ratification of Credit Agreement and Loan Documents. Except as expressly amended herein, all terms, covenants and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect, and the parties hereto do expressly ratify and confirm the Credit Agreement (as amended herein) and the other Loan Documents. All future references to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby

Section 8. Miscellaneous Provisions.

     (a) Ratification. The Borrower hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Agreement, as hereby amended, effective as of the date hereof.

     (b) Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all counterparts, taken together, shall constitute but one and the same document.

     (c) Governing Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA.

     [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK. SIGNATURES APPEAR ON
                                 FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Second Amendment as of the date first above written.

                                        FULTON FINANCIAL CORPORATION


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        SUNTRUST BANK


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------